EXHIBIT 10.44

LEASE SCHEDULE NO. 010

This Lease Schedule is issued pursuant to the Lease Agreement Number ST053006 dated May 30, 2006. The terms of the Lease Agreement and serial numbers contained on Certificate(s) of Acceptance are a part hereof and are incorporated by reference herein.

LESSOR	LESSEE
Farnam Street Financial, Inc.	Staar Surgical Company
240 Pondview Plaza	1911 Walker Avenue
5850 Opus Parkway	Monrovia, CA 91016
Minnetonka, MN 55343

SUPPLIER OF EQUIPMENT	LOCATION OF EQUIPMENT
TBD	TBD

Initial Term of Lease from Commencement Date: 24 months

Monthly Lease Charge: $78,782.00

Anticipated Delivery and Installation: January 2017 – May 2017

Projected Commencement Date: June 1, 2017

Security Deposit: Upon Lessee's execution of this Lease Schedule, Lessee shall deliver a security deposit in the amount of $157,564.00. Provided that there has been no event of default and Lessee has returned all of the Equipment under this Lease Schedule per the terms of the Lease Agreement, this security deposit will be returned to Lessee.

EQUIPMENT

MANUFACTURER QTY MACHINE/MODEL	EQUIPMENT DESCRIPTION (including features)
Various	R&D Equipment and Buildout, Sterilizer, Assorted Equipment

The cost of all the Equipment on this Lease Schedule shall total $2,000,000.00. The Monthly Lease Charge listed above is calculated based on the agreement that this cost will be comprised of $2,000,000.00 of hardware at a lease rate factor of 0.039391 per $1.00 and $0.00 of non-hardware costs at a lease rate factor of 0.047459 per $1.00. Should the total cost of the Equipment exceed that indicated above, Lessor and Lessee agree that the Monthly Lease Charge above will be increased to reflect this additional cost at the Installation Date of the additional Equipment. If the total cost of non-hardware exceeds that indicated above, the hardware portion of the commitment above will be increased dollar for dollar by the amount of the additional non-hardware. This Lease Schedule No. 010 will Commence on the first of the month following the later of (i) the date the Lessee has satisfied its commitment to install all of the Equipment, as described above; or (ii) Lessor’s receipt of Lessee’s executed commencing Lease Schedule; however, Lessor may, at its sole discretion, close and Commence this Lease Schedule at an earlier date. A revised Lease Schedule No. 010R to replace this Lease Schedule No. 010 shall be executed by both parties to reflect the actual Equipment cost accepted and the commensurate Monthly Lease Charge, including any adjustments required under the Monthly Lease Charge Adjustment Rider. The Monthly Lease Charge will be prorated and charged as interim rent between the Installation Date of each item of equipment, as Lessee indicates on the Certificate(s) of Acceptance, and the Commencement Date. Interim rent due prior to the Commencement Date shall not reduce or offset Lessee’s post-Commencement Monthly Lease Charge obligations hereunder.

Every Term is Agreed to and Accepted:		Every Term is Agreed to and Accepted:

FARNAM STREET FINANCIAL, INC.		STAAR SURGICAL COMPANY
“LESSOR”		“LESSEE”

By:	/s/ Steven C. Morgan	By:	/s/ Stephen P. Brown

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Name:	Steven C. Morgan	Name:	Stephen P. Brown

Title:	President	Title:	Chief Financial Officer

Date:	January 31, 2017	Date:

Rider Number:	008

Lease Agreement Number:	ST053006

Lease Schedule Number:	010

Lessee Name:	STAAR SURGICAL COMPANY

Lease Dated:	MAY 30, 2006

PURCHASE OPTION

Lessee shall have the option to purchase the Equipment in its physical possession and on Lease Schedule No. 010 on the last day of the initial term, in whole and not in part, on an in-place basis and operating according to the manufactures specifications, for the then determined mutually-agreed purchase price (plus applicable taxes) provided that (i) an Event of Default has not occurred, (ii) Lessor has received all of the Lease Charges due under the Lease Schedule prior to Lessee exercising this option to purchase (including all late fees whether billed or unbilled), (iii) Lessor has received payment for all unpaid late fees and estimated property taxes, if any, and (iv) Lessor has received written notice of Lessee's election to exercise said purchase option not less than one hundred twenty (120) days prior to the last date of the initial term of this Lease Schedule. If a sale is not consummated, the notice provided to exercise this option shall be accepted as a notice to terminate and return all of the Equipment, and Lessee will return all of the Equipment on this Lease Schedule in accordance with the Lease Agreement. If Lessee does not return all of the Equipment, Lease Schedule No. 010 will continue in accordance with the Lease Agreement.

Lessee will receive title to the Equipment free and clear of all known liens only after Lessee has performed all of its obligations associated with the Lease Agreement and Lessor has been paid all sums due or becoming due under both this purchase option and the Lease Agreement, including, whether billed or not, all lease charges, taxes, and late fees. Lessor shall retain all monies received in association with the Lease Schedule including all rent, taxes, security deposits and other monthly lease charges and Lessee hereby waives any right to offset these monies against the costs associated with the exercise of this purchase option. Any sales or use tax due and not paid on these monies shall be added to the purchase price above.

Every Term is Agreed to and Accepted:		Every Term is Agreed to and Accepted:

FARNAM STREET FINANCIAL, INC.		STAAR SURGICAL COMPANY
“LESSOR”		“LESSEE”

By:	/s/ Steven C. Morgan	By:	/s/ Stephen P. Brown

Print		Print
Name:	Steven C. Morgan	Name:	Stephen P. Brown

Title:	President	Title:	Chief Financial Officer

Date:	January 31, 2017	Date:	January 26, 2017